Exhibit 99.1

Ivanhoe Energy provides update on the status of ongoing strategic and financial initiatives to obtain additional financing

Company does not expect to make the cash interest payment due December 31 on convertible debentures

VANCOUVER, Dec. 12, 2014 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) announced today that the company's Board of Directors has been engaged in a process with its financial advisors to devise and implement a strategy to address Ivanhoe's liquidity, funding requirements and capital structure. Strategic and financial alternatives under consideration are focused on relieving the financial burden of the company's current debt structure and obtaining additional financing necessary to fund ongoing operations. The alternatives under discussion and review include the sale of all or a portion of the company's assets, recapitalization, debt restructuring or a combination of the foregoing.

The company also announced that it does not expect to make the cash interest payment (approx. C$2.1 million / US$1.8 million) due on December 31, 2014 in respect of its outstanding 5.75% convertible unsecured subordinated debentures. As previously disclosed in the company's Form 10-Q Interim Report for the period ended September 30, 2014, material uncertainty exists as to the company's ability to access additional financing. Without timely access to additional financing, there is significant doubt as to the company's ability to continue as a going concern.

The company will make additional disclosure respecting the status of this ongoing strategic and financial review process once the Board of Directors decides to pursue a specific transaction or series of transactions, or otherwise determines that disclosure is necessary or appropriate. There can be no assurance that the current process will result in a transaction or, if a transaction is undertaken, that it will be successfully concluded in a timely manner or at all.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, the United States and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding the company's ability to carry on as a going concern, the ability to meet its ongoing obligations, the potential for an asset sale, a recapitalization, or debt restructuring, and the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the availability of additional capital and funding, the willingness of existing shareholders and convertible debt holders to agree to a recapitalization plan or debt restructuring, the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 07:30e 12-DEC-14